EXHIBIT 10.2


                              CONSULTING AGREEMENT


         THIS AGREEMENT is made and entered into as of the _____ day of _______, 1998, by and between American Community Bank, a North Carolina chartered bank (the "Bank"), and Kenneth W. Long, Sr. ("Consultant")

                              Preliminary Statement
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         The Bank desires to employ the consulting services of Consultant as set forth herein and Consultant is willing to provide such services all pursuant to the terms and conditions herein.

                             Statement of Agreement
                             ----------------------

         In consideration of the foregoing premises, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound, agree as follows:

         1. Engagement. The Bank agrees to engage Consultant, and Consultant agrees to provide consulting services to the Bank, as an independent contractor, upon the terms and conditions herein set forth.

         2. Term. The term of this Agreement shall commence on the date hereof, and shall continue for one (1) year unless earlier terminated by mutual written consent or in accordance with Section 6 below.

         3. Duties of Consultant.

                  a. Consultant shall undertake and assume the responsibility of performing for and on behalf of the Bank certain consulting services and/or such other similar duties as may be reasonably assigned to Consultant by the Bank at any time and from time to time related to the following: monitoring the performance of the back-room computer service providers for the Bank, including, but not limited to, supervision of the installation of computer hardware and software systems, supervision of maintenance thereof, hiring and supervision of computer staff, training, supervision of repair of computer system and recommendations and implementation with respect to bankwide computer systems and technology. For purposes of this Agreement, Consultant shall report to the Vice Chairman of the Board of Directors and shall take assignments only from Randy P. Helton, President of the Bank or such other official of the Bank from time to time designated in writing by Mr. Helton or by the Board of Directors of the Bank.

                  b. Consultant covenants and agrees that at all times during the term of this Agreement, Consultant shall be an independent contractor and shall devote sufficient time and efforts to his duties to satisfy the needs of the Bank and as the Bank reasonably directs.

                  c. Consultant further covenants and agrees that Consultant will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in

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conflict with the best interests of the Bank and will conduct all Consultant's activities in strict loyalty to the Bank.

         4. Compensation. As compensation for the services to be rendered by Consultant for the Bank under this Agreement, Consultant shall be compensated by the Bank on the following basis:

                  a. Consulting Fee. $86,000 to be paid in equal monthly installments in arrears.

                  b. Reimbursement for Expenses. Reimbursement of all reasonable Bank business related expenses (including, without limitation, mileage, postage, telephone, travel, and similar expenses) incurred by Consultant at the specific direction of (and approved in writing in advance by) the Bank in the performance of his duties hereunder.

         Consultant shall be solely responsible for all federal and state withholding taxes, if any, in respect of amounts paid pursuant to this Section
4. The compensation stated in this Section is intended to be the total compensation paid to Consultant for his consulting services hereunder.

         5. Secrecy. Consultant acknowledges that in and as a result of his obligations hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters of the business of the Bank, including, without limitation, locations and lists of customers, and potential customers or contracts, vendor relationships, sales and marketing materials and methods, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, credit information, operational expertise, financial records and data, contracts, tax information, business plans and prospects, advertising assignment, sales relationships and the nature and type of services rendered by the Bank (all of which are deemed for all purposes confidential and proprietary). As a material inducement to the Bank to enter into this Agreement and to pay to Consultant the compensation stated in Section 4, Consultant covenants and agrees that he shall not, at any time during the term of this Agreement, and for a period of three (3) years after the termination of this Agreement, divulge or disclose for any purpose whatsoever any confidential information that has been developed or obtained by, or disclosed to, Consultant as a result of his services to the Bank or the Bank's affiliates at any time before or after the date hereof. Such information already in the public domain, in the accumulated form possessed by the Bank, is not deemed confidential information for purposes of this Section 5, and the restrictions of this Section 5 shall not apply to the extent that Consultant is compelled by law or a court to disclose such information.

         6. Termination. Notwithstanding any other provision hereof, the Bank or Consultant may terminate this Agreement for any reason by giving to the other party thirty (30) days advance written notice of the intent to terminate. At the effective date of such termination, all of Consultant's duties to provide consulting services under Section 3 of this Agreement, and all of the Bank's obligations to make payments under Section 4 of this Agreement shall terminate and be thereafter null and void. In the event that the effective date of such termination by Consultant

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is any time other than the end of a monthly payment period, any compensation paid to Consultant shall be paid on a pro rata basis to the date of termination.

         7. Independent Contractor. It is mutually understood and agreed that Consultant shall be and at all times shall act and perform as an independent contractor. Consultant shall have no authority to bind the Bank in any capacity except as the Bank may expressly authorize Consultant in writing hereafter. As an independent contractor, Consultant shall be responsible for the payment of all applicable federal, state and local taxes.

         8. Assignment. This Agreement and any rights hereunder are personal to Consultant and shall not be assigned or otherwise transferred by Consultant. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by the Bank, except to any person, corporation, company, or partnership controlling, controlled by, or under common control with the Bank, or in connection with the acquisition, merger, or the sale of substantially all of the assets of the Bank.

         9. Indemnity. To the fullest extent permitted by law, Consultant shall indemnify and hold harmless the Bank against all claims, damages, losses (including but not limited to loss of attorney's fees) arising our of or resulting from the performance of the services covered by this Agreement caused in whole or in part by any negligent, intentional, or willful act or omission of Consultant or his agents. In the event that such claim, damage, loss or expense arises, Consultant as additional consideration for this Agreement, agrees to set-off and recoupment against the compensation described in Section 4 for the amount of such claim, damage, loss or expense.

         10. Burden and Benefit. This Agreement shall inure to the benefit of and be binding upon the Bank's successors and assigns and Consultant's heirs, personal and legal representatives, successors, and assigns.

         11. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provision.

         12. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

         13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina.

         14. Notice. Any notice, approval, consent, or other communication provided for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

                  CONSULTANT:  Kenneth W. Long, Sr.

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                               2753 Rolling Hills Drive
                               Monroe, North Carolina 28110

                  BANK:        American Community Bank
                               2593 West Roosevelt Boulevard
                               Monroe, North Carolina 28110

         A party may change its respective address by notice in writing given to the other party to this Agreement. Any notice, approval, consent, or other communication shall be effective upon the first to occur of the following: (i) when delivered to the party to whom such notice, approval, consent, or other communication is being given, or (ii) three (3) business days after being deposited in the U.S. Mail, certified, return receipt requested.

         15. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Bank and Consultant with respect to the consulting services of Consultant, and no representatives, promises, agreements, or understandings, written or oral, not contained herein related to such services shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended or bound. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

         In Witness Whereof, the Bank and Consultant have duly executed this Consulting Agreement to be legally binding and effective as of the day and year first above written.

                                          AMERICAN COMMUNITY BANK


                         By: __________________________
                                                 Randy P. Helton, President




                                          ------------------------------
                                          Kenneth W. Long, Sr.

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